Exhibit 99.1

CROWDGATHER ADDS WRITERS.NET TO PORTFOLIO OF FORUM PROPERTIES

Writers.net Founder and SEO Guru Stephan Spencer to join Advisory Board

Woodland Hills, CA.  June 27, 2011 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced it has acquired the domain name, website, and assets related to Writers.net.  Created in 1994, Writers.net is an Internet directory of writers, editors, publishers and literary agents. The site’s founder, Stephan Spencer, will also join the CrowdGather Advisory Board.

Credited for being amongst the top minds in SEO, Stephan is also the founder of Netconcepts. Started in 1999 as a web design and marketing agency, Netconcepts evolved into a leading SEO firm, servicing well-known brands such as AOL, CNET, SuperPages.Com and the Discovery Channel.  Netconcepts was acquired in January 2010 by paid and organic search software/services agency Covario.

Stephan is a co-author of The Art of SEO: Mastering Search Engine Optimization, published in October 2009 by O'Reilly, and has made numerous editorial contributions to industry sites and publications such as Practical Ecommerce, MarketingProfs.com, Search Engine Land, Multichannel Merchant Magazine, DM News and Catalog Age Magazine, among others.

“Stephan is one of today’s most prominent search engine optimization experts, and is recognized for helping to develop many of the innovative techniques and SEO strategies currently in use,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “We are very excited to have Stephan on our team, as he continues to make significant contributions to the industry as one of CrowdGather’s advisors.”

In addition to his many accomplishments, Stephan developed the automated pay-for-performance natural search technology platform GravityStream, now re-branded as Organic Search Optimizer. He is also a frequent conference speaker on SEO and other online marketing topics for the Direct Marketing Association (DMA), American Marketing Association (AMA), Shop.org, Internet Retailer, SMX and PubCon among others.

About Writers.net

Founded in 1994, Writers.net is a World Wide Web site in progress that helps build relationships between writers, publishers, editors, and literary agents. Writers.net currently consists of five sections:

●	The Internet Directory of Published Writers, a searchable directory of hundreds of published writers on the Net. Each entry contains a listing of published works, biographical statement, and contact information.
●	The Internet Directory of Unpublished Writers, a forum of unpublished writers to interact, discuss issues, and hopefully find writing opportunities.
●	The Internet Directory of Literary Agents, a searchable directory of literary agents on the Net. Each entry contains areas of specialization, a description of the agency, and contact information.
●	The Internet Directory of Publishers, a searchable directory of publishers on the Net. Each entry contains areas of specialization, contact information and an area for publishers to advertise writing assignments.
●	The Internet Directory of Editor, a searchable directory of editors on the Net. Each entry contains areas of specialization, contact information, and an area for editors to advertise writing assignments.

Writers.net is valuable to writers, publishers, editors and literary agents. It gives writers, both published and unpublished, a chance to get writing assignments from publishers and editors looking for writers. It also provides an opportunity for writers to be represented by literary agents looking for new talent to represent, and the chance to form friendships and alliances with other writers.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:	Sanjay Sabnani
Phone: 818-435-2472 x 101
Email: sanjay@crowdgather.com

Media Contact:	Stacy Dimakakos
Phone: 917-981-5501
Email: stacy@publicworldwide.com